UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (617) 375-3006

200 Clarendon Street, 51st Floor, Boston, MA 02116

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On May 30, 2017, Randall Revell Horsey was elected to the registrant’s board of directors. Mr. Horsey is 55 years old and has been Senior Vice President and Managing Director, North America of MEGA International since 2017. Mr. Horsey has been a member of the board of directors of Acquicore, Inc., a private real-time energy and management software company since October 2014 and was its interim CFO until 2017.  Mr. Horsey was the founding president of HelloWallet, a cloud software company acquired by Morningstar in 2014.  Mr. Horsey was a Managing Director at Bank of America Securities, and Head of Technology Corporate and Investment Banking.  Prior to that, Mr. Horsey was Head of Equity Capital Markets for Banc of America Securities.  Mr. Horsey was a Principal at Montgomery Securities and began his career at Credit Suisse First Boston Corporation.

Mr. Horsey brings to the registrant’s board of directors over 25 years of experience as a business leader and securities professional.  Mr. Horsey is an independent director within the meaning of the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended, and NASDAQ’s rules. Mr. Horsey has no other relationships required to be disclosed per Item 401 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of May 31, 2017.

GREAT ELM CAPITAL CORP.

/s/ Michael J. Sell

By:  Michael J. Sell

Title:  Chief Financial Officer